Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Hanif Jamal
Chief Financial Officer
Tel: 303-845-3377
Email: investors@dothill.com

Jodi Bochert
Investor Relations
Tel: 303-845-3469
Email: investors@dothill.com

Becky Herrick & Kirsten Chapman
LHA Investor Relations
Tel: 415-433-3777
Email: dothill@lhai.com

Dot Hill Reports Fourth Quarter and Full Year 2012 Results
LONGMONT, Colo. -March 14, 2013 - Dot Hill Systems Corp. (NASDAQ:HILL) reported financial results for the fourth quarter and year ended December 31, 2012.
Non-GAAP Financial and Operational Highlights:

•	Net revenue from Vertical Markets grew 38% on a year-over-year basis compared to 2011;

•	The Company's Server OEM annual revenue, excluding its largest customer, was up almost 12% in 2012 from 2011;

•	Fourth quarter 2012 gross margins were 28.3%, compared to 25.4% for the same period in 2011.
“Our vertical markets grew over 38% annually, which is an impressive growth rate by most any measure and especially in light of the headwinds our industry has faced throughout the year,” said Dana Kammersgard, president and CEO, Dot Hill Systems. “We believe this is clear evidence that our strategic initiatives are beginning to work.”
“In addition, on our third quarter conference call, we reported three new OEM wins and several more in our pipeline,” Kammersgard continued. “I am pleased to report today that we now have won a total of 11 new opportunities that are in various stages of contract negotiations, customization, and/or launch preparation.”
Fourth Quarter 2012 GAAP Financial Detail (includes the results of both discontinued and continuing operations):
The Company recognized GAAP net revenue of $44.1 million for the fourth quarter of 2012, compared to $47.0 million for the fourth quarter of 2011 and $48.2 million for the third quarter of 2012.
GAAP gross margin for the fourth quarter of 2012 was 17.8% compared to 17.6% for the fourth quarter of 2011 and 25.3% for the third quarter of 2012.
GAAP operating expenses for the fourth quarter of 2012 were $12.6 million, compared to $15.0 million for the fourth quarter of 2011 and $15.1 million in the third quarter of 2012.
GAAP net loss for the fourth quarter of 2012 was $5.0 million, or $0.09 per share, as compared to a net loss of $6.6 million, or $0.12 per share, in the fourth quarter of 2011, and a net loss $3.0 million, or $0.05 per share, in the third quarter of 2012.
Full Year 2012 GAAP Financial Detail (includes the results of both discontinued and continuing operations):
The Company recognized GAAP net revenue of $194.9 million for the full year of 2012, compared to $197.5 million for the full year of 2011. GAAP gross margin for 2012 was 23.7%, compared to 21.1% in 2011. GAAP operating expenses for 2011 were $60.4 million compared to $63.5 million in 2011. GAAP net loss for the full year of 2012 was $15.0 million, compared to a GAAP net loss of $22.0 million for the full year of 2011.

Fourth Quarter 2012 Non-GAAP Financial Detail:
The Company recognized non-GAAP net revenue of $46.2 million in the fourth quarter of 2012, compared to $48.0 million for the fourth quarter of 2011 and $48.2 million for the third quarter of 2012.
Non-GAAP gross margin was 28.3% for the fourth quarter of 2012, compared to 25.4% for the fourth quarter of 2011 and 26.4% for the third quarter of 2012. The year-over-year improvement in gross margin was largely attributable to a more favorable product and customer mix.
Total non-GAAP operating expenses for the fourth quarter of 2012 were $14.7 million, as compared to $12.3 million for the fourth quarter of 2011 and $14.2 million for the third quarter of 2012.
Non-GAAP net loss for the fourth quarter of 2012 was $2.0 million, or $0.03 per share, as compared to a fourth quarter of 2011 non-GAAP net loss of $0.1 million, or $0.00 per share, and a third quarter 2012 non-GAAP net loss of $1.7 million, or $0.03 per share. Non-GAAP EBITDA for the fourth quarter of 2012 was negative $1.0 million compared to positive $0.1 million for the fourth quarter of 2011 and negative $0.9 million for the third quarter of 2012.
Full-Year 2012 Non-GAAP Financial Detail:
Non-GAAP net revenue was $196.7 million for 2012, compared to $196.8 million for 2011. Non-GAAP gross margin was 27.9% for 2012, compared to 26.4% for 2011. The increase in non-GAAP gross margin was primarily due to increased diversification of our revenues in both customer and product mix. Total non-GAAP operating expenses for 2012 were $57.8 million, compared to $48.8 million for 2011. The increase in non-GAAP operating expenses was largely due to incremental engineering investments to support new customer customizations and launch preparation, as well as the development of our next generation entry-level product line due to launch this summer.
Non-GAAP net loss for 2012 was $3.7 million, or $0.06 per share, as compared to a 2011 non-GAAP net income of $3.0 million, or $0.05 per share. Non-GAAP EBITDA for 2012 was negative $0.4 million compared to positive $5.4 million for 2011.
Balance Sheet and Cash:
The company exited 2012 with cash and cash equivalents of $40.3 million compared to $46.2 million at the end of 2011 and $40.5 million at the end of the third quarter of 2012.
First Quarter 2013 Outlook:
Non-GAAP net revenues for the first quarter of 2013 are expected to be in the range of $43 million to $46 million. The non-GAAP loss per share is expected to be in the range of $0.02 to $0.04.
“Despite global economic and industry specific headwinds, I remain excited about our prospects and opportunities as we begin 2013 with a strong new customer pipeline, a very competitive midrange product offering and a planned launch of our next generation entry-level product line in the summer,” stated Hanif Jamal, chief financial officer, Dot Hill Systems.
Conference Call Information:
Dot Hill's fourth quarter 2012 financial results conference call is scheduled to take place on Thursday, March 14, 2013 at 11:00 am ET. Please join the Company for a live audio webcast at www.dothill.com in the Investor Relations section, or via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available for one week on the Dot Hill web site following the conference call. For a telephone replay, dial 855-859-2056 (U.S.) or 404-537-3406 (International) and enter conference ID# 15791055.
About Non-GAAP Financial Measures
In 2011 and/or 2012, the Company's non-GAAP financial measures exclude the impact of stock-based compensation expense, legal settlements and their associated expenses, intangible asset amortization, restructuring and severance charges, charges or credits for contingent consideration adjustments, charges for impairment of goodwill and other long-lived assets, contra-revenue charges from the extension of customer warrants, the recognition of deferred and amortized revenue and costs related to a long-term software contract which were deferred in the Company's GAAP financial statements, specific and significant warranty claims arising from a supplier's defective products, impacts associated with the AssuredUVS software business, which the Company has substantially closed down, and the effects of foreign currency gains or losses. The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company's financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.
About Dot Hill
Delivering innovative technology and global support, Dot Hill empowers the OEM and channels community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill's RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company's products are in use today by the world's leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding future opportunities for additional business and the stage of such opportunities relative to a final binding agreement, prospects for Dot Hill's continued growth, and Dot Hill's projected financial results for the first quarter of 2013. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the first quarter of 2013 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill's control; the risk that projected future opportunities may never fully develop into ongoing business relationships and/or binding contractual agreements; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill's OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill's new products may not prove to be popular; the risk that one or more of Dot Hill's suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that Vertical Markets' sales may not ramp as expected; unforeseen product quality, technological, intellectual property, personnel or engineering issues and any costs that may result from such issues; and the additional risks set forth in Dot Hill's most recent Form 10-Q and Form10-K filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
HILL-F

DOT HILL SYSTEMS CORP.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(INCLUDES RESULTS FROM BOTH DISCONTINUED AND CONTINUING OPERATIONS)
(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2012	December 31, 2012	December 31, 2011	December 31, 2012

Net revenue	$47,037	$48,249	$44,147	$197,461	$194,908
Cost of goods sold	38,743	36,025	36,270	155,828	148,678
Gross profit	8,294	12,224	7,877	41,633	46,230
Operating expenses:
Research and development	9,113	9,348	5,973	35,551	34,940
Sales and marketing	3,426	3,558	3,718	13,876	14,189
General and administrative	2,430	2,305	2,819	9,268	10,665
Restructuring charge (recoveries)	13	(130)	95	668	639
Goodwill impairment charge	—	—	—	4,140	—
Total operating expenses	14,982	15,081	12,605	63,503	60,433
Operating loss	(6,688)	(2,857)	(4,728)	(21,870)	(14,203)
Other income (expense):
Interest income (expense), net	45	8	8	16	17
Other income (expense), net	(44)	(12)	(13)	(41)	(15)
Total other income (expense), net	1	(4)	(5)	(25)	2
Loss before income taxes	(6,687)	(2,861)	(4,733)	(21,895)	(14,201)
Income tax expense	(61)	153	287	129	749
Net loss	$(6,626)	$(3,014)	$(5,020)	$(22,024)	$(14,950)

Net loss per basic and diluted share	$(0.12)	$(0.05)	$(0.09)	$(0.40)	$(0.26)

Shares used to compute net loss per basic and diluted share	55,357	57,327	57,501	54,908	56,954

DOT HILL SYSTEMS CORP.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value data)

	December 31, 2011	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$46,168	$40,315
Accounts receivable, net	31,697	25,025
Inventories	5,251	5,037
Prepaid expenses and other assets	7,896	5,810
Total current assets	91,012	76,187
Property and equipment, net	4,972	7,147
Intangible assets, net	2,601	—
Other assets	294	603
Total assets	$98,879	$83,937

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$31,434	$22,659
Accrued compensation	5,049	4,863
Accrued expenses	10,860	8,325
Deferred revenue	883	2,889
Restructuring accrual	1,328	365
Current portion of long-term note payable	71	2,800
Total current liabilities	49,625	41,901
Other long-term liabilities	552	3,261
Total liabilities	50,177	45,162

Stockholders' equity:
Preferred stock	—	—
Common stock	58	58
Additional paid-in capital	321,681	326,576
Accumulated other comprehensive loss	(3,662)	(3,533)
Accumulated deficit	(269,375)	(284,326)
Total stockholders' equity	48,702	38,775
Total liabilities and stockholders' equity	98,879	83,937

DOT HILL SYSTEMS CORP.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(INCLUDES RESULTS FROM BOTH DISCONTINUED AND CONTINUING OPERATIONS)
(In thousands)

	Three Months Ended
	December 31, 2011	September 30, 2012	December 31, 2012
Cash Flows From Operating Activities:
Net loss	$(6,626)	$(3,014)	$(5,020)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	845	869	699
Provision for bad debt expense	—	(13)	13
Stock-based compensation expense	1,390	897	750
Issuance of warrant to customer	1,007	—	—
(Gain) Loss on write-off of fixed assets	—	68	(68)
Changes in operating assets and liabilities, net of effects of business acquisition:
Accounts receivable	(6,748)	(1,230)	3,269
Inventories	(57)	(751)	369
Prepaid expenses and other assets	(2,512)	(2,127)	673
Accounts payable	9,824	4,414	(4,266)
Accrued compensation and other expenses	4,370	503	1,107
Deferred revenue	(35)	(222)	1,637
Restructuring accrual	(238)	(590)	(184)
Other long-term liabilities	(109)	607	1,707
Net cash provided by (used in) operating activities	1,111	(589)	686

Cash Flows From Investing Activities:
Purchases of property and equipment	(469)	(1,489)	(1,698)
Proceeds from sale of property and equipment	—	—	74
Net cash used in investing activities	(469)	(1,489)	(1,624)

Cash Flows From Financing Activities:
Principal payment of note and loan payable	(193)	—	—
Cash proceeds from borrowings on credit facility (current period)	—	1,800	1,000
Shares withheld for tax purposes	(78)	(10)	(45)
Common stock issued under stock plans	28	306	—
Net cash provided by (used in) financing activities	(243)	2,096	955

Effect of Exchange Rate Changes on Cash and Cash Equivalents	97	25	(244)
Net Increase (Decrease) in Cash and Cash Equivalents	496	43	(227)
Cash and Cash Equivalents, beginning of period	45,672	40,499	40,542
Cash and Cash Equivalents, end of period	$46,168	$40,542	$40,315

Supplemental Disclosures of Non-Cash Investing and Financing Activities:

Capital assets acquired but not paid	$1,540	$507	$477

DOT HILL SYSTEMS CORP.
UNAUDITED RECONCILIATION OF CONSOLIDATED NON-GAAP MEASURES
(INCLUDES RESULTS FROM BOTH DISCONTINUED AND CONTINUING OPERATIONS)
(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2012	December 31, 2012	December 31, 2011	December 31, 2012

Net revenue, as reported	$47,037	$48,249	$44,147	$197,461	$194,908
Effect of ITC revenue	(16)	(26)	(128)	(1,634)	(360)
Effect of long term contract SW revenue	—	—	2,141	—	2,141
Effect of issuance of warrant to customer	1,007	—	—	1,007	—
Non-GAAP net revenue	$48,028	$48,223	$46,160	$196,834	$196,689

Gross profit, as reported	$8,294	$12,224	$7,877	$41,633	$46,230
Effect of stock-based compensation	158	144	135	828	618
Effect of severance costs	—	60	4	13	71
Effect of issuance of warrant to customer	1,007	—	—	1,007	—
Effect of gain from insurance recovery	—	—	—	(555)	—
Effect of power supply component failures	1,970	—	—	4,270	—
Effect of ITC revenue	(16)	(26)	(128)	(1,634)	(360)
Effect of ITC expenses	293	70	128	1,418	673
Effect of long term contract SW revenue	—	—	2,141	—	2,141
Effect of long term contract SW cost	—	—	2,885	—	2,885
Effect of intangible asset impairment	—	—	—	2,928	1,647
Effect of intangible asset amortization	493	245	—	2,054	952
Non-GAAP gross profit	$12,199	$12,717	$13,042	$51,962	$54,857

Operating expenses, as reported	$14,982	$15,081	$12,605	$63,503	$60,433
Effect of currency gain (loss)	(147)	133	(341)	254	(555)
Effect of stock-based compensation	(1,232)	(753)	(615)	(4,557)	(3,105)
Effect of contingent consideration adjustment	(21)	—	—	(21)	5
Effect of ITC expenses	(1,233)	(301)	(147)	(5,429)	(1,585)
Effect of goodwill impairment	—	—	—	(4,140)	—
Effect of long term contract SW deferred cost	—	—	3,562	—	3,562
Effect of restructuring (charge) recoveries	(13)	130	(95)	(668)	(639)
Effect of legal fees related to power supply component failure	—	(40)	(9)	—	(49)
Effect of severance costs	—	(11)	(237)	(113)	(257)
Non-GAAP operating expenses	$12,336	$14,239	$14,723	$48,829	$57,810

Net loss, as reported	$(6,626)	$(3,014)	$(5,020)	$(22,024)	$(14,950)
Effect of currency (gain) loss	147	(133)	341	(254)	555

Effect of stock-based compensation	1,390	897	750	5,385	3,724
Effect of issuance of warrant to customer	1,007	—	—	1,007	—
Effect of contingent consideration adjustment	21	—	—	21	(5)
Effect of restructuring charge (recoveries)	13	(130)	95	668	639
Effect of intangible asset amortization	493	245	—	2,054	952
Effect of gain from insurance recovery	—	—	—	(555)	—
Effect of power supply component failures	1,970	40	9	4,270	49
Effect of ITC expenses	1,526	370	275	6,847	2,258
Effect of ITC revenue	(16)	(26)	(128)	(1,634)	(360)
Effect of long term contract SW revenue	—	—	2,141	—	2,141
Effect of long term contract SW cost	—	—	2,885	—	2,885
Effect of long term contract SW deferred cost	—	—	(3,562)	—	(3,562)
Effect of intangible impairment	—	—	—	2,928	1,647
Effect of goodwill impairment	—	—	—	4,140	—
Effect of severance costs	—	71	241	126	327
Non-GAAP net income (loss)	$(75)	$(1,680)	$(1,973)	$2,979	$(3,700)

Non-GAAP net income (loss) per share
Basic and diluted	$—	$(0.03)	$(0.03)	$0.05	$(0.06)
Weighted average shares used to calculate net income (loss) per share:
Basic	55,357	57,327	57,501	54,908	56,954
Diluted	55,357	57,327	57,501	55,488	56,954

Non-GAAP net income (loss)	$(75)	$(1,680)	$(1,973)	$2,979	$(3,700)
Interest expense less ITC	8	12	12	43	38
Income tax expense	(61)	153	287	129	749
Depreciation less ITC	219	626	697	2,205	2,500
Non-GAAP EBITDA	$91	$(889)	$(977)	$5,356	$(413)

DOT HILL SYSTEMS CORP.
NON-GAAP REVENUE DETAIL BY MARKET
(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	September 30, 2012	December 31, 2012	December 31, 2011	December 31, 2012

HP	$32,446	$32,860	$29,869	$145,757	$130,253
Other Server OEMs	4,214	3,666	3,831	10,022	11,193
Total Server OEMs	36,660	$36,526	$33,700	$155,779	$141,446
Vertical Markets	10,194	10,261	11,056	34,909	48,352
Service	1,173	1,436	1,404	6,146	6,891
Total Non-GAAP Revenue	$48,027	$48,223	$46,160	$196,834	$196,689